Exhibit 99.1

Mitek Reports Second Quarter Fiscal 2015 Financial Results

•	Record quarterly revenue of $5.7 million, up 26.5% year-over-year
•	Achieved third consecutive profitable quarter
•	Mobile Deposit® grew to 3,705 financial institutions now signed, 3,181 live
•	Granted 21st patent, 9th for Mobile Deposit®

SAN DIEGO – April 30, 2015 - Mitek Systems, Inc. (NASDAQ: MITK, www.miteksystems.com), the leading innovator of mobile capture and identity solutions to improve customer acquisition, today announced its financial results for the second quarter of fiscal 2015, which ended March 31, 2015.

“Our ninth consecutive quarter of year-over-year revenue growth is a testament to the compelling user experience and strong science of our products,” said James B. DeBello, president and CEO of Mitek. “Our proven Mobile Deposit technology is the foundation that allows us to enter exciting new markets where we can deliver customer acquisition and identity solutions to our customers.”

Total revenue for the second quarter of fiscal 2015 was $5.7 million compared to total revenue of $4.5 million in the second quarter of fiscal 2014, driven by continued strong demand for Mitek’s Mobile Deposit® product.

GAAP net income for the second quarter of fiscal 2015 was $508,000, or $0.02 per diluted share, compared to GAAP net loss of $(2.2) million, or $(0.07) per share, in the second quarter of fiscal 2014. Non-GAAP net income for the second quarter of fiscal 2015 was $1.7 million, or $0.05 per share, compared to non-GAAP net loss of $(43,000), or breakeven per diluted share, in the second quarter of fiscal 2014.

Conference Call

Mitek management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company's financial results.

To listen to the live conference call, parties in the United States and Canada should dial 877-545-1414, access code 3859319. International parties should call 719-325-4779, access code 3859319. Please dial in approximately 15 minutes prior to the start of the call.

A live and archived webcast of the conference call will be accessible on the "Investor Relations" section of the Company's website at www.miteksystems.com. To access the live webcast, please log in 15 minutes prior to the start of the call to download and install any necessary audio software.

About Mitek

Headquartered in San Diego, CA, Mitek (NASDAQ: MITK) is the leading innovator of mobile capture and identity solutions to improve customer acquisition.  Mitek’s patented mobile photo technology automatically captures images of personal and financial documents and then extracts relevant data. This enables consumers to use the Camera as a Keyboard™ to reduce friction for mobile check deposit, account opening, bill payment, insurance quoting, and many other use cases. This innovative technology is licensed by more than 3,700 organizations and used by tens of millions of consumers enabling increased customer acquisition, retention and operational efficiency. www.miteksystems.com MITK-F

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s long-term prospects and market opportunities beyond the financial services market are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the launch of Mobile Deposit® by the Company’s signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net income (loss) and non-GAAP net income (loss) per share that exclude stock compensation expenses and intellectual property litigation expenses. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company's performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company's operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company's ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of the Company's comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company's GAAP financials, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company's ongoing operating results, including results of operations, against investor and analyst financial models, identifying trends in the Company's underlying business and performing related trend analyses, and they provide a better understanding of how management plans and measures the Company's underlying business.

© 2015 Mitek Systems, Inc. All rights reserved. Mobile Photo Bill Pay®, Mobile Deposit®, Mobile Photo Account Opening™ and the Mitek Systems name and logo are registered trademarks of Mitek Systems, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

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MITEK SYSTEMS, INC.

BALANCE SHEETS

	March 31, 2015 (Unaudited)	September 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$5,740,117	$7,766,590
Short-term investments	19,965,390	16,269,170
Accounts receivable, net	2,982,753	2,955,350
Other current assets	1,035,717	704,409
Total current assets	29,723,977	27,695,519
Long-term investments	2,517,612	2,072,018
Property and equipment, net	1,101,405	1,293,270
Other non-current assets	42,049	42,049
Total assets	$33,385,043	$31,102,856
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,300,077	$1,792,267
Accrued payroll and related taxes	1,195,766	1,434,913
Deferred revenue, current portion	3,635,351	2,826,670
Other current liabilities	175,244	157,649
Total current liabilities	6,306,438	6,211,499
Deferred revenue, non-current portion	235,125	311,225
Other non-current liabilities	558,541	638,099
Total liabilities	7,100,104	7,160,823
Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized, 30,729,289 and 30,521,080 issued and outstanding, respectively	30,729	30,521
Additional paid-in capital	61,641,010	59,946,288
Accumulated other comprehensive gain (loss)	(13,664)	(7,810)
Accumulated deficit	(35,373,136)	(36,026,966)
Total stockholders’ equity	26,284,939	23,942,033
Total liabilities and stockholders’ equity	$33,385,043	$31,102,856

MITEK SYSTEMS, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2015	2014	2015	2014
Revenue
Software	$3,993,013	$3,122,114	$7,739,530	$6,291,978
Maintenance and professional services	1,679,313	1,362,024	3,322,119	2,654,684
Total revenue	5,672,326	4,484,138	11,061,649	8,946,662
Operating costs and expenses
Cost of revenue-software	225,245	172,568	439,155	493,667
Cost of revenue-maintenance and professional services	332,408	276,646	615,900	526,244
Selling and marketing	1,428,643	1,947,573	2,866,709	3,797,475
Research and development	1,387,828	1,630,628	2,542,971	3,156,202
General and administrative	1,811,708	2,668,246	3,976,546	4,665,445
Total operating costs and expenses	5,185,832	6,695,661	10,441,281	12,639,033
Operating income (loss)	486,494	(2,211,523)	620,368	(3,692,371)
Other income (expense), net
Interest and other expense	(1,120)	(1,576)	(2,170)	(3,277)
Interest and other income	22,276	21,252	38,529	36,462
Total other income (expense), net	21,156	19,676	36,359	33,185
Income (loss) before income taxes	507,650	(2,191,847)	656,727	(3,659,186)
Provision for income taxes	-	(1,170)	(2,897)	(2,131)
Net income (loss)	$507,650	$(2,193,017)	$653,830	$(3,661,317)
Net income (loss) per share – basic	$0.02	$(0.07)	$0.02	$(0.12)
Net income (loss) per share – diluted	$0.02	$(0.07)	$0.02	$(0.12)
Shares used in calculating net income (loss) per share – basic	30,697,391	30,453,455	30,657,308	30,427,646
Shares used in calculating net income (loss) per share – diluted	31,321,259	30,453,455	31,241,374	30,427,646

MITEK SYSTEMS, INC.

NON-GAAP NET INCOME (LOSS) RECONCILIATION

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2015	2014	2015	2014
Income (loss) before income taxes	$507,650	$(2,191,847)	$656,727	$(3,659,186)
Add back:
Litigation/other	279,119	1,234,229	779,861	1,738,557
Stock compensation expense	871,121	916,050	1,685,181	1,745,121
Non-GAAP income (loss) before income taxes	1,657,890	(41,568)	3,121,769	(175,508)
Non-GAAP provision for income taxes	-	(1,170)	(2,897)	(2,131)
Non-GAAP net income (loss)	$1,657,890	$(42,738)	$3,118,872	$(177,639)
Non-GAAP net income (loss) per share - basic	$0.05	$(0.00)	$0.10	$(0.01)
Non-GAAP net income (loss) per share - diluted	$0.05	$(0.00)	$0.10	$(0.01)
Shares used in calculating non-GAAP net income (loss) per share - basic	30,697,391	30,453,455	30,657,308	30,427,646
Shares used in calculating non-GAAP net income (loss) per share - diluted	31,321,259	30,453,455	31,241,374	30,427,646

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Mitek Contact:

Peter Salkowski

Managing Director, The Blueshirt Group

ir@miteksystems.com

858-309-1780